                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Apogee Enterprises, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

[Apogee Logo]

                                                                   May 10, 1999

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders to be held in the Lutheran Brotherhood Building Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, commencing at 10:00 a.m. on Tuesday, June 22, 1999.

  The Secretary's formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to come before the meeting. During the meeting, time will be provided for a review of the activities of the past year and items of general interest about the Company.

  We hope that you will be able to attend the meeting in person, and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the meeting. You may vote in person at that time if you so desire.

                                          Sincerely,

                                          /s/ Donald W. Goldfus
                                          Donald W. Goldfus
                                          Chairman of the Board

                           APOGEE ENTERPRISES, INC.
                           7900 Xerxes Avenue South
                                  Suite 1800
                          Minneapolis, MN 55431-1159

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          to be held on June 22, 1999

                               ----------------



  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of APOGEE ENTERPRISES, INC. will be held in the Lutheran Brotherhood Building Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, commencing at 10:00 a.m. on Tuesday, June 22, 1999 for the following purposes:

  1. To elect three directors for a three-year term;

  2. To approve the Company's Deferred Compensation Plan for Non-Employee Directors;

  3. To ratify the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending February 26, 2000; and

  4. To transact such other business as may properly be brought before the meeting.

  The Board of Directors has fixed April 27, 1999 as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

  Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present, you are urgently requested to date, sign and mail the enclosed proxy in the postage-paid envelope provided. The proxy may be revoked by you at any time and delivery of your proxy will not affect your right to vote in person if you attend the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Martha L. Richards
                                          Martha L. Richards
                                          General Counsel and Secretary

Minneapolis, Minnesota
May 10, 1999

                           APOGEE ENTERPRISES, INC.

                                PROXY STATEMENT

  The enclosed proxy is being solicited on behalf of the Board of Directors of Apogee Enterprises, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on June 22, 1999. Only shareholders of record at the close of business on April 27, 1999 will be entitled to notice of and to vote at the meeting. A shareholder executing a proxy retains the right to revoke it by notice in writing to the Secretary of the Company at any time prior to its use. Proxies in the accompanying form which are properly executed, duly returned and not revoked will be voted in the manner specified. If a proxy is properly executed but does not specify any or all choices on it, the proxy will be voted as follows: (i) in favor of the election as Class I directors of all of the nominees described herein; (ii) in favor of the approval of the Company's Deferred Compensation Plan for Non-Employee Directors (iii) in favor of the appointment of Arthur Andersen LLP as independent auditors of the Company; and (iv) in the discretion of the persons named in the proxy, as to such other matters as may properly come before the meeting, as to which the Company did not have knowledge prior to February 22, 1999.

  If an executed proxy is returned and the shareholder has voted "withhold" or "abstain" on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered represented at the meeting for purposes of determining a quorum but not represented at the meeting for purposes of calculating the vote with respect to such matter or matters.

  The address of the Company is Suite 1800, 7900 Xerxes Avenue South, Minneapolis, Minnesota 55431-1159. The telephone number is (612) 835-1874. The mailing of this proxy statement and form of proxy to shareholders will commence on or about May 21, 1999.

                 SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

  At April 27, 1999, there were 27,759,555 shares of common stock, par value $.33-1/3, issued and outstanding. Each share is entitled to one vote. The following table sets forth information concerning beneficial ownership of common stock of the Company by persons who are known by the Company to own more than 5% of the outstanding voting stock of the Company at March 31, 1999. Unless otherwise indicated, all shares represent sole voting and investment power.

      Name and Address                          Amount and Nature of Percent of
      of Beneficial Owner                       Beneficial Ownership   Class
      -------------------                       -------------------- ----------
      Lazard Freres & Co. LLC(1) ..............      2,424,200          8.8%
       30 Rockefeller Plaza
       New York, NY 10020
      Trust of Russell H. Baumgardner(6/6/86)
       (2) ....................................      2,167,228          7.8%
       c/o Lionel, Sawyer, & Collins
       1100 Bank of America Plaza
       50 West Liberty Street
       Reno, NV 89501

--------
(1) With respect to the information reported relating to Lazard Freres & Co. LLC (Lazard), the Company has relied upon the information supplied by Lazard in a Schedule 13G filing received by the Company on or about February 9, 1999, which information was subsequently updated by Lazard as of March 31, 1999. Lazard serves as the sub-advisor and the investment manager of various mutual funds, which hold such shares in the ordinary course of business. As such, Lazard exercises shared investment discretion over various institutional accounts, which held 2,424,200 shares of the Company's Common Stock as of

   March 31, 1999. Of the shares reported, Lazard Freres & Co. LLC has sole voting power with respect to 2,276,500 shares and shares voting power with respect to 147,700 shares.
(2) The 2,167,228 shares held by the Russell H. Baumgardner Trust (the "Trust") dated June 6, 1986 are also deemed to be beneficially owned by Messrs. Donald W. Goldfus, O. Walter Johnson and Laurence J. Niederhofer, because they share voting and investment power as trustees of the Trust. If the shares held by the Trust were included in the holdings of Messrs. Goldfus, Johnson, and Niederhofer, such individuals' common stock holdings would be as follows: Goldfus, 3,069,913 (11.1%), Johnson, 2,177,328 (8.0%)
    and Niederhofer, 2,693,022 (9.7%).

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "Commission") and the NASDAQ National Market. Specific due dates for these reports have been established by the Commission and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended February 27, 1999, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with, except that Mr. James S. Porter, an officer, and Mr. J. Patrick Horner, a director, each filed late one report covering their initial Form 3 filings.

                         Item 1: ELECTION OF DIRECTORS

  The Company's Articles of Incorporation provide that the Board of Directors ("the Board") shall be divided into three classes of directors of as nearly equal size as possible and further provide that the total number of directors be determined exclusively by the Board. The term of each class of director is three years, and the term of one class expires each year in rotation. Currently, there are eleven directors. The terms of the directors of Class I, consisting of Directors Barbara B. Grogan, J. Patrick Horner, Stephen C. Mitchell and D. Eugene Nugent expire at the 1999 Annual Meeting of Shareholders. Mr. Nugent will be retiring from the Board at that time and will not seek reelection. Ms. Grogan and Mr. Mitchell have been members of the Board since 1996 and were last elected to the Board at the 1996 Annual Meeting of Shareholders. In addition, Mr. Horner has joined the Board since the date of the last Annual Meeting of Shareholders. The terms of the directors of Class II and Class III expire at the 2000 and 2001 Annual Meeting of Shareholders, respectively.

  Unless authority is withheld, the Proxy solicited hereby will be voted FOR the election of Ms. Barbara B. Grogan and of each of Messrs. J. Patrick Horner and Stephen C. Mitchell for a three-year term expiring at the 2002 Annual Meeting of Shareholders. The affirmative vote of a majority of the shares of common stock of the Company entitled to vote and present in person or by proxy at the annual meeting is necessary to elect each nominee.

  Management has no reason to expect that any of the nominees will fail to be a candidate at the annual meeting and, therefore, does not have in mind any substitute or substitutes for any of the nominees. If any of the nominees should be unable to serve as director (which event is not anticipated), proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under the proxies.

  The following table sets forth certain information as to each nominee for the office of director, as well as directors whose terms of office will continue after the Annual Meeting of Shareholders is held.

   Name and Principal
       Occupation          Age Director Since Term Expires
   ------------------      --- -------------- ------------
Jerome B. Cohen (Class
 III)                       66      1997          2001
 Dean, Robert R.
  McCormick School of
  Engineering and Applied
  Science at Northwestern
  University since 1986.
  Prior to that,
  Professor of Material
  Science and Engineering
  from 1965 to 1986 and
  Associate Professor
  from 1961 to 1965.
 Committees: Compensation
Donald W. Goldfus (Class
 III)                       65      1964          2001
 Chairman of the Board of
  Directors since 1988
  and Chief Executive
  Officer of the Company
  from 1986 to January
  1998. President of the
  Company from 1995 to
  January 1998. Prior to
  that, various senior
  management positions
  with the Company. Mr.
  Goldfus is also a
  director of G&K
  Services, Inc. and
  Lifetouch, Inc.
 Committees: Corporate
  Governance
Barbara B. Grogan (Class
 I)                         51      1996          1999
 Chairman of the Board of
  Directors and
  President, Western
  Industrial Contractors
  (a construction company
  specializing in
  machinery erection and
  installation) since
  1982. Ms. Grogan is
  also a director of
  Deluxe Corporation and
  Pentair, Inc.
 Committees: Audit and
  Corporate Governance
Harry A. Hammerly (Class
 II)                        65      1994          2000
 Former Executive Vice
  President, 3M Company
  (industrial, consumer,
  and health care
  products manufacturer).
  Executive Vice
  President,
  International
  Operations, 3M Company
  from 1991 to 1995.
  Prior to that, various
  senior management
  positions with 3M
  Company since 1973 and
  other positions since
  1955. Mr. Hammerly is
  also a director of
  Milacron, Inc., BMC
  Industries, Inc. and
  Brown & Sharpe
  Manufacturing Company.
 Committees: Audit,
  Corporate Governance
  and Finance
J. Patrick Horner (Class
 I)                         49      1999          1999
 Former President and
  Board member of
  Management Support
  Technologies (lead
  consulting unit of
  Condor Technology
  Solutions, an
  informational
  technology services
  company). Prior to
  1998, positions related
  to information
  technology services,
  including five years as
  President and Chief
  Operating Officer and
  Board member of Perot
  Systems Corporation.
  From 1976 to 1988, Mr.
  Horner was a senior
  manager of Government
  Systems Group, a
  business unit of
  Electronic Data Systems
  Corporation.
Russell Huffer (Class II)   49      1998          2000
 Chief Executive Officer
  and President of the
  Company since January
  1998. Prior to that,
  various senior
  management positions
  with the Company or its
  subsidiaries since
  1986.
James L. Martineau (Class
 III)                       58      1973          2001
 Executive Vice President
  of the Company from
  1996 to 1998. Prior to
  that, various senior
  management positions
  with the Company since
  1971.
Stephen C. Mitchell
 (Class I)                  55      1996          1999
 President and Chief
  Operating Officer of
  Lester B. Knight &
  Associates, Inc. (a
  privately held,
  professional services
  company) since 1975.
 Committees: Audit and
  Compensation

   Name and Principal Occupation     Age Director Since Term Expires
   -----------------------------     --- -------------- ------------
Laurence J. Niederhofer (Class II)    66      1964          2000
 Retired Chief Executive Officer of
  the Company's Wausau Architectural
  Products Group.
 Committees: Corporate Governance
  and Finance
Michael E. Shannon (Class III)        62      1998          2001
 Chairman of the Board and Chief
  Financial and Administrative
  Officer of Ecolab Inc. (developer
  and marketer of premium cleaning,
  sanitizing and maintenance
  products and services) since 1996.
  Prior to that, various senior
  management positions with Ecolab
  since 1984. Mr. Shannon is also a
  director of Henkel-Ecolab Joint
  Venture, Minnesota Mutual Life
  Insurance Company and the National
  Association of Manufacturers.
 Committees: Audit, Compensation and
  Finance

--------

  None of the above nominees or directors is related to any other director or to any executive officer of the Company. Except as indicated above, each of the directors has maintained his or her current principal occupation for at least the last five years.

  The Board of Directors held six meetings during the last fiscal year. The Company has standing Audit, Compensation, Corporate Governance and Finance Committees of the Board of Directors. The members of the various committees for fiscal 1999 are noted in the previous table. Each member served on the listed committee from January 1998 through the end of the fiscal year with the following exceptions: in April 1998, Mr. Shannon became a member of the Audit and Compensation Committees and Mr. Niederhofer became a member of the Corporate Governance Committee. In October 1998, Messrs. Shannon, Hammerly and Niederhofer became members of the Finance Committee.

  The Audit Committee is responsible for providing oversight of the financial functions of the Company, including financial reporting and both internal and external auditing efforts (including recommendation of the independent auditors to the Board of Directors); the Company's program to ensure ethical business practices; the Company's system of controls; and the Company's risk management program. The Audit Committee met five times during the fiscal year.

  The Compensation Committee determines the salary and other compensation of all elected officers and senior management. The Compensation Committee also administers the 1997 Omnibus Stock Incentive Plan and the 1987 Partnership Plan. The Compensation Committee met three times during the fiscal year.

  The Finance Committee reviews significant issues involving material financing proposals of the Company. The Finance Committee met once during the fiscal year.

  The Corporate Governance Committee periodically assesses the organization's adherence to the Company's mission and principles, reviews the organizational structure and succession plans, makes recommendations to the Board regarding the composition and responsibilities of Board committees, annually conducts a review of the performance of individual directors and the Board as a whole. Non-employee director members of the Committee also annually review and evaluate the performance of the Chief Executive Officer. The committee also recommends new director nominees to the Board. The Committee will consider qualified nominees recommended by shareholders. Any such recommendation for the 2000 election of directors should be submitted in writing to the Secretary of the Company at the address indicated on the Notice of Annual Meeting of Shareholders no later than February 22, 2000. Such recommendation must include information specified in the Company's Bylaws which will enable the Committee to evaluate the qualifications of the recommended nominee. The Corporate Governance Committee met twice during the fiscal year.

  Each director attended more than 75% of the meetings of the Board and Committees of which they were members during fiscal 1999.

 Compensation of Directors

  Directors, except for full-time employees of the Company, receive an annual retainer of $18,000, plus a fee of $1,000 for each meeting of the Board of Directors or its committees attended. The meeting fee for a committee chair is $1,500 for each committee meeting chaired. Non-employee directors also receive automatic, annual stock option grants to purchase 4,000 shares of the Company's common stock under the 1997 Omnibus Stock Incentive Plan. The Security Ownership table includes the options granted to the non-employee directors in fiscal 1999, which for the non-employee directors as a group, totaled 32,000 shares. The per share exercise price of all such options is approximately $15.00. None of these options has been exercised.

  Non-employee directors also may elect to participate in the Company's Employee Stock Purchase Plan. Under the plan, participants may purchase the Company's common stock by contributing up to $100 per week, with the Company contributing an amount equal to 15% of the weekly contribution. For fiscal 1999, the Company contributed $3,420 to the Employee Stock Purchase Plan for the benefit of all non-employee directors as a group.

  Non-employee directors also may elect to participate in the Company's Deferred Compensation Plan for Non-Employee Directors. This plan was adopted by the Board in October 1998 to motivate the non-employee directors to continue to make contributions to the growth and profits of the Company and to increase their ownership of shares of Common Stock of the Company, thereby aligning their interests in the long-term success of the Company with that of the other shareholders. Under the plan, participants may defer a portion of their annual retainer and meeting fees into deferred stock accounts. The Company will match 10% of the elected deferral. Each participating director will receive a credit of shares of the Company's Common Stock in an amount equal to the amount deferred divided by the fair market value of one share as of the crediting date. These accounts will also be credited on each dividend payment date in an amount equal to the dividend paid on a share of Common Stock multiplied by the number of shares credited to each account. Participating directors also elect to receive the amounts credited to their accounts in the form of shares of Common Stock (plus cash in lieu of fractional shares) either in a lump sum or in installments, and either at a fixed date, age 70, or following death or retirement from the Board. This plan is an unfunded, book-entry, "phantom stock unit" plan as to which no trust or other vehicle has been established to hold any shares of Common Stock. For fiscal 1999, the Company accrued $2,150 for the 10% Company match to the Deferred Compensation Plan for Non-Employee Directors for the benefit of all non-employee directors as a group.

  The plan is to be voted upon by the shareholders at this Annual meeting. See "Item 2" Approval of the Deferred Compensation Plan for Non-Employee Directors.

  The Company has a consulting agreement, effective as of July 1, 1998, with James L. Martineau, a non-employee director, to provide consulting and advisory services to the Company. Mr. Martineau's agreement covers three, one-year terms ending July 1, 2001, and pays Mr. Martineau a fee of $250,000 per year, plus certain out-of-pocket expenses and other benefits, including the acceleration to July 1, 1998 of the vesting of certain previously granted stock options, a payment of $227,200 (payable over three years) to compensate Mr. Martineau for the reduction in value of certain stock options previously granted to him resulting from Mr. Martineau's resignation as Executive Vice President effective as of July 1, 1998, and the reimbursement of medical expenses under the Company's existing medical plans. Mr. Martineau has agreed not to compete with the Company during the term of this agreement.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the number of the Company's common shares beneficially owned by each director and the executive officers of the Company included in the Summary Compensation Table set forth under the caption "Executive Compensation" and by all directors and executive officers of the Company as a group, at March 31, 1999.


                               Amount and Nature of Beneficial Ownership
                          ----------------------------------------------------------
                                                       Phantom
                          Number of         Options     Stock            Percent of
                           Shares         Exercisable   Units            Outstanding
Name                      Held (1)        w/in 60 days   (5)     Total     Shares
----                      ---------       ------------ ------- --------- -----------
Robert G. Barbieri......        795          10,000               10,795      (6)
Jerome B. Cohen.........        433           8,000       542      8,975      (6)
Donald W. Goldfus.......    713,881(2)(3)   188,804              902,685     3.3%
Richard Gould...........     55,090          52,500              107,590      (6)
Barbara B. Grogan.......        833           8,000                8,833      (6)
Harry A. Hammerly.......      7,267          18,380       595     26,242      (6)
J. Patrick Horner.......        250             --                   250      (6)
Russell Huffer..........     76,876          33,750              110,626      (6)
James L. Martineau......    258,224             --               258,224      (6)
Stephen C. Mitchell.....      2,833           8,000               10,833      (6)
Laurence J. Niederhofer.    505,062(3)(4)    20,732              525,794     1.9%
D. Eugene Nugent........      5,894          34,362     1,083     41,339      (6)
Martha L. Richards......        --            5,000                5,000      (6)
Michael E. Shannon......      2,000           8,000       375     10,375      (6)
All Directors and
 Executive Officers as a
 Group (16 persons).....  1,630,022         399,528     2,595  2,032,145     7.3%

--------
(1) Each person shown has sole voting and investment power over shares unless otherwise indicated. Shares beneficially owned include shares owned or vested through the Company's 1987 Partnership Plan, Employee Stock Purchase Plan, 401(k) Plan and Pension Plan.
(2) Includes 120,000 shares held by Mr. Goldfus' wife, as to which he disclaims beneficial interest.
(3) The 2,167,228 shares held by the Russell Baumgardner Trust dated June 6, 1986 (see Security Ownership of Principal Shareholders) are also deemed to be beneficially owned by Messrs. Goldfus and Niederhofer because they share voting and investment power as trustees. If the shares held by the Trust were included in the above table, the number of shares held by each of Messrs. Goldfus and Niederhofer would be increased by 2,167,228 and the percent of outstanding shares would be as follows: Goldfus, 11.1%; Niederhofer, 9.7%; and all directors and executive officers as a group, 15.2%.
(4) Includes 60,448 shares held by Mr. Niederhofer's wife, as to which he disclaims beneficial interest.
(5) Units, each representing one share of Common Stock, attributable to accounts in the Company's Deferred Compensation Plan for Non-Employee Directors. The participants in the plan do not have voting or investment power with respect to these units.
(6) Less than 1%.

                            EXECUTIVE COMPENSATION

Compensation Committee Report

 Overview and Philosophy

  The compensation of executive officers is determined by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is comprised entirely of non-employee directors. To assist in performing its duty and to enhance the objectivity and independence of the Committee, the advice and recommendations of an outside compensation consultant, as well as independent compensation data, are periodically obtained. Independent compensation data from other companies of similar size and complexity is also periodically obtained. A comprehensive survey of the other companies and review of the Company's executive compensation system and practices were carried out by the Committee, with the assistance of an outside compensation consultant, in fiscal year 1999. The Committee concluded that no major changes of the Company's system or practices were required in order to enable the Committee properly to perform its functions for the Company.

  In administering the executive pay plans, the Committee desires to preserve the entrepreneurial style that it believes forms a strong component of the Company's history, culture and competitive advantage. The Committee emphasizes long-term business development and creation of shareholder value. Therefore, a major portion of total compensation is performance-based.

  The objectives of the executive compensation policies are to:

  1. Promote the achievement of strategic objectives which lead to long-term growth in shareholder value.

  2. Attract and retain high performing executives by offering total compensation plans competitive with similarly situated companies and rewarding outstanding performance.

  3. Align the interests of executive officers with those of the Company by making incentive compensation dependent upon business unit or company performance.

 Base Salary

  Base salaries are reviewed annually. In determining annual salary, the Committee takes into account the executive's level of responsibility, experience and performance in relation to that of the Company and other companies. Base salaries are generally targeted to be at the average of similar companies. In fiscal 1999, base salaries of executive officers, other than the Chief Executive Officer, were generally near the averages set forth in the independent compensation survey obtained by the Committee. The salary for the newly appointed Chief Executive Officer was well below the average for CEOs of comparable companies.

 Annual Incentive

  Executives may earn annual incentive compensation under individualized cash bonus plans. The Committee develops the plan for the Chairman, and for the President and Chief Executive Officer, and reviews and approves plans for other executive officers at the beginning of the fiscal year. Each plan contains specific financial objectives, such as business unit or Company profitability and return on assets, as well as specific objectives for business, organization and personal development. The Committee establishes a threshold financial target for the Company each year. The Committee then evaluates each executive on these financial targets. If those targets are not met, it is the goal of the Committee to not pay bonuses for financial goals. In addition, challenging non-financial incentive objectives are also established by the Committee for each executive. The Committee evaluates and may reward each executive for meeting these objectives. Exceeding all of the annual objectives usually provides the executive with the opportunity to earn total cash compensation in the upper quartile of that paid by companies of similar size and complexity. For fiscal 1999, the range of bonus payments as a percentage of base pay ranged from 54% to 117%.

 Long-Term Incentives

  Partnership Plan. To further encourage alignment of the executive's interests with those of the Company's shareholders, executives selected by the Committee may also participate in the 1987 Partnership Plan. At the beginning of each year, each participant may voluntarily defer up to fifty percent of annual incentive compensation (to a maximum of $100,000) to be invested in the Partnership Plan. The Company matches 100% of the deferred amount, and the aggregate is invested in the Company's common stock. The individual's amount is vested immediately and the shares are held in trust and restricted for a period as determined by the Compensation Committee. The Company match is made in the form of restricted stock that is vested in equal annual increments over periods from one to ten years, as determined by the Committee. In the accompanying Summary Compensation Table, the deferred amount and the Company match are shown in the column labeled "Restricted Stock Award". No other restricted stock grants have been made to executive officers in the three-year period shown in that Table.

  Stock Option Plan. Executives are also eligible to receive grants under the Company's stock option plan, which is administered by the Committee. Nearly all option grants prior to the 1999 fiscal year were made under the Company's 1987 Stock Option Plan. This plan expired by its terms on April 25, 1997, and no additional grants may be made thereunder. Option grants since that date were made under the Company's shareholder-approved 1997 Omnibus Stock Incentive Plan.

  Under either plan, option grants may be made only at or above current market prices so that executive rewards will accrue only as shareholder value increases. The options granted under the 1987 Stock Option Plan typically vested at a rate of 25 percent per year beginning on the grant's first anniversary, although some grants made in fiscal 1997 will vest entirely from 32 to 48 months after grant. Options granted under the 1997 Omnibus Stock Incentive Plan typically vest in 3 to 5 years. Option grants are shown in the table entitled "Option Grants in Fiscal 1999". Grants have generally included a broad base of participants that includes employees below the executive level.

 Chief Executive Officer Compensation

  Mr. Russell Huffer assumed the position of Chief Executive Officer in January 1998. His base salary was set by the Committee in January 1998 at $350,000. The base salary of $350,000 leaves Mr. Huffer substantially below the median base pay level for chief executive officers of similar companies in the recent survey conducted by an independent outside compensation consultant. Mr. Huffer met or exceeded the financial and other performance targets established at the beginning of the fiscal year for determination of his annual incentive bonus award. Accordingly, the Committee awarded Mr. Huffer a bonus of $410,000 under the annual incentive plan. The sum of Mr. Huffer's base salary and annual incentive bonus is well below the lower end of the top quartile in the recent independent compensation consultant market survey. Mr. Huffer has elected to defer fifty percent of any bonus received (subject to the $100,000 limitation) into the 1987 Partnership Plan. Therefore, the accompanying Summary Compensation Table reflects a cash bonus of $310,000. The deferred portion, as well as the Company match described above, is reported in the restricted stock award column in that Table.

  On April 15, 1999, Mr. Huffer was granted stock options to purchase 80,000 shares of the Company's common stock at fair market value. The options were granted under the terms of the 1997 Omnibus Stock Incentive Plan.

 (S)162(m) Policy

  The Committee does not believe that in fiscal 1999 annual compensation provided to any of the executive officers named in the table entitled "Summary Compensation Table" below will exceed $1 million within the meaning of Section 162(m) of the Internal Revenue Code. Under Section 162(m), all compensation in excess of $1,000,000 for any such officer must meet certain requirements related to Company performance and shareholder approval in order for the Company to fully deduct these amounts. It is the Committee's intention to keep all executive compensation fully deductible now and in the future, but the Committee reserves the right to provide non-deductible compensation if it deems it to be in the best interests of the Company and its shareholders.

  The Committee believes the executive compensation policies and actions reported above reflect decisions which are consistent with the overall beliefs and objectives of the Company.

                                          Stephen C. Mitchell, Chair
                                          Jerome B. Cohen
                                          D. Eugene Nugent
                                          Michael E. Shannon

Summary Compensation Table

  The following table sets forth the cash and noncash compensation for services in all capacities for each of the last three fiscal years, awarded to the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company.

                                Annual Compensation                 Long-Term Compensation
                         ------------------------------------- ---------------------------------
                                                      Other                Securities
                                                      Annual   Restricted  Underlying  Long-term All Other
   Name and Principal                                Compen-     Stock    Options/SARs Incentive  Compen-
        Position         Year  Salary  Bonus (1)    sation (2) Award (3)     Awards     Payouts  sation (4)
   ------------------    ---- -------- ---------    ---------- ---------- ------------ --------- ----------
Donald W. Goldfus....... 1999 $555,673 $470,000(6)    $ --      $200,000     40,000       --      $195,586
Chairman (5)             1998  520,288   75,000       1,909      150,000     20,000       --        10,850
                         1997  441,223  445,000         584      341,399    100,000       --        10,200
Russell Huffer.......... 1999  350,000  310,000         --       200,000     25,000       --        34,436
President and Chief      1998  232,109  100,000         --       200,000     90,000       --         9,250
Executive Officer (5)    1997  198,909   66,500         --       227,030     40,000       --         8,850
Richard Gould........... 1999  258,268  108,000         --       200,000     20,000       --        28,232
Senior Vice              1998  246,539   62,500         --       125,000     20,000       --         7,650
President                1997  227,308   87,540         --       298,854     80,000       --         7,200
Robert G. Barbieri...... 1999  229,807  125,000         --       200,000        --        --         8,846
Vice President,          1998  150,961   60,000         --           --      20,000       --       100,684
Finance and Chief        1997   23,077   12,500         --           --      10,000       --        32,500
Financial Officer
Martha L. Richards...... 1999  163,750   51,500         --       103,000     10,000       --         6,213
General Counsel          1998  150,539   50,000         --           --       5,000       --        10,000
and Secretary            1997      --       --          --           --         --        --           --

--------
(1) The bonus amounts shown reflect only the cash portion of the annual bonus awarded in each fiscal year. For individuals in the 1987 Partnership Plan, the remaining bonus amounts were deferred and shown in the annual restricted stock awards as further detailed in Note 3 hereto.
(2) Includes interest credited under the Company's 1986 Deferred Incentive Compensation Plan.
(3) Under the 1987 Partnership Plan, participants are given the opportunity to voluntarily defer up to fifty percent of their annual incentive compensation, to a maximum of $100,000. The Company matches the deferred amount and the aggregate is invested in the Company's common stock. The value of each executive officer's restricted stock awards, as shown in the "Restricted Stock Award" column, is based upon the closing market price of the Company's common stock on the respective dates of grant. The date of grant for fiscal 1999, 1998 and 1997 was April 15, 1999, April 16, 1998, and April 18, 1997, respectively. The individual's deferred amount is vested immediately, however the shares are held in trust and restricted for a period of not less than five years. The Company match is made in restricted stock that is vested in equal annual increments over a period of up to ten years, as determined by the Compensation Committee. All shares are eligible to receive all declared dividends. For each officer listed in the table, the total number of shares held in trust and the dollar value of those shares as of February 27, 1999, the last day of fiscal 1999, are listed below.

                                                Shares Acquired With:
                                                ----------------------
                                    Years of     Deferred    Company    Aggregate
   Officer                        Participation   Amount      Match      $ Value
   -------                        ------------- ----------- ----------  ---------
   Donald W. Goldfus.............       12           53,575     18,624  $631,741
   Russell Huffer................       11           31,499     33,427   568,163
   Richard Gould.................        3           22,846     11,822   303,345
   Robert G. Barbieri............      N/A              N/A        N/A       N/A
   Martha L. Richards............      N/A              N/A        N/A       N/A

(4) Represents amount paid under the Company's defined contribution pension plan and 401(k) savings plan, which are applicable to executive officers on the same basis as all eligible employees; and contributions and interest related to the Executive Supplemental Plan, designed to allocate to executives amounts not eligible for contribution under the qualified plans because of limitations imposed by the Internal Revenue Code. The 1999, 1998 and 1997 amounts for Mr. Barbieri also include $386, $100,684 and $12,500, respectively, for relocation expenses. The 1998 amounts also include a cash employment award of $10,000 paid to Ms. Richards. The 1997 amount for Mr. Barbieri also includes $20,000 for a cash employment award.
(5) Mr. Huffer was elected as President and Chief Executive Officer effective as of January 1998. Mr. Goldfus ceased holding those positions effective as of such date.
(6) Mr. Goldfus voluntarily deferred $285,000 of the bonus shown in this column for 1999 into the Company's 1986 Deferred Incentive Compensation Plan.

Stock Options

  The following tables summarize option grants and exercises during fiscal 1999 to or by the executive officers named in the Summary Compensation Table, and the value of options held by such persons at the end of fiscal 1999. No SARs have been granted to, or were held by, any of the named executive officers as of February 27, 1999.

                                                                              Potential
                                                                          Realizable Value
                                                                          at Assumed Annual
                                                                           Rates of Stock
                                                                                Price
                                                                          Appreciation for
                                   Individual Grants                         Option Term
                         -------------------------------------            -----------------
                                       % of Total
                          Number of   Options/SARs
                          Securities   Granted to
                          Underlying   Employees   Exercise or
                         Options/SARs  in Fiscal   Base Price  Expiration
Name                      Granted (#)     Year     (per share)    Date       5%       10%
----                     ------------ ------------ ----------- ---------- -------- --------
Donald W. Goldfus (1)...    40,000        9.7%       $14.00     4/16/08   $352,178 $892,494
Russell Huffer (2)......    25,000        6.1%        14.00     4/16/08    220,112  557,809
Richard Gould (3).......    20,000        4.9%        14.00     4/16/08    176,089  446,247
Robert G. Barbieri......         0        0.0%          N/A         N/A          0        0
Martha L. Richards (2)..    10,000        2.4%        14.00     4/16/08     88,045  223,124

                       Option/SAR Grants in Fiscal 1999

--------
(1) The option was granted on April 16, 1998 and became 100% exercisable February 17, 1999.
(2) The option was granted on April 16, 1998 and will become 100% exercisable in equal increments over the next four years.
(3) The option was granted on April 16, 1998 and became 100% exercisable on April 16, 1999.

 Aggregated Option/SAR Exercises in Fiscal 1999 and Fiscal Year-end Option/SAR
                                    Values

                                                        Number of
                                                       Securities
                                                       Underlying           Value of
                                                       Unexercised     Unexercised In-the-
                                                     Options/SARs at   Money Options/SARs
                            Shares                 Fiscal Year End (#) at Fiscal Year End
                         Acquired on     Value        (Exercisable/       (Exercisable/
Name                     Exercise (#) Realized ($)   Unexercisable)    Unexercisable) (1)
----                     ------------ ------------ ------------------- -------------------
Donald W. Goldfus.......    48,696      $333,368     188,804/      0      $64,809/$  0
Russell Huffer..........     1,750        13,016      17,500/138,500            0/  63
Richard Gould...........       --            --       22,500/120,000        6,250/ 625
Robert G. Barbieri......       --            --       10,000/ 20,000            0/   0
Martha L. Richards......       --            --        1,250/ 13,750            0/   0

--------
(1) The value of the options is determined by multiplying the difference between the exercise price of the option and the closing price of the Company's common stock on the NASDAQ National Market on February 27, 1999 ($8 3/4 per share) by the number of shares underlying the options.


Executive Retirement Plan

  The Company adopted its Officer's Supplemental Executive Retirement Plan ("SERP"), which is a nonqualified deferred compensation plan, effective for the calendar year 1998. The Plan was approved in order to provide additional retirement benefits to certain select officers and management employees in excess of those that can and are being provided under the Company's other tax-qualified and nonqualified deferred compensation plans for the purpose of providing an incentive to remain with the Company. The Plan is an unfunded obligation of the Company, and participants therein are unsecured creditors of the Company. The Plan provides for payment of monthly benefits at "normal retirement date" (age 65) based upon 2% of the participant's average monthly compensation multiplied by the participant's benefit service offset by the participant's defined contribution plans and social security benefits. A limit of 20 years of service for any participant exists.

  The following table shows estimated annual benefits payable upon normal retirement age to participants under the Company's SERP.

                                              Estimated Annual Benefits Based
                                               on Credited Years of Service
                                                   Indicated (2) (3) (4)
                                              ---------------------------------------------
              Final Average
             Compensation (1)                    10                                   20
             ----------------                 --------                             --------
                $  200,000                    $ 11,000                             $ 33,000
                   400,000                      40,000                               85,000
                   600,000                      69,000                              137,000
                   800,000                      98,000                              189,000
                 1,000,000                     128,000                              241,000
                 1,200,000                     157,000                              294,000
                 1,400,000                     186,000                              346,000
                 1,600,000                     215,000                              398,000
                 1,800,000                     244,000                              450,000

--------
(1) The final average annual compensation is determined under the SERP by the average of the five highest consecutive, completed calendar years of annual compensation (including salary, bonus and other compensation as reported on a W-2) during the last ten years of employment. If the participant has less than five consecutive, completed calendar years of service, the average monthly compensation is equal to the participant's consecutive, completed years, divided by the number of months in the consecutive, completed years of service.
(2) The Named Executive Officers have credited years of service under the SERP as follows: Donald W. Goldfus 20 years; Russell Huffer--12 years; Robert
    G. Barbieri--2 years; and Martha L. Richards--2 years. Mr. Gould is not a participant in the SERP.

(3) Benefits shown in the table are computed as a single life annuity starting on the first day of the calendar month following the month in which the participant would attain age sixty-five, offset by the estimated sum of the annuity value of the employer contributions to the defined contribution plans and the Executive Supplemental Plan and the participant's social security benefits.
(4) The table is applicable for participants joining the Company from the point of the Plan's inception. The table does not properly reflect amounts for employees with the Company prior to its inception.

Restoration Plan

  The Company adopted its Executive Supplemental Plan ("Restoration Plan"), which is a nonqualified deferred compensation plan, effective for the calendar year 1998. The Restoration Plan was approved in order to provide additional retirement benefits to executive and senior officers in excess of those that can and are being provided under the Company's other tax-qualified deferred compensation plans for the purpose of providing an incentive to remain with the Company. The Plan is an unfunded obligation of the Company, and participants are unsecured creditors of the Company. The Plan provides benefits to selected individuals whose contributions to the tax-qualified deferred compensation plans are restricted by the Internal Revenue Code (the "Code"). The Code limits compensation that may be considered for qualified pension plan purposes. The Restoration Plan is designed to provide participants with benefits, on a nonqualified basis, so that the total Company-provided benefits under the Company's tax-qualified deferred compensation plans and the Restoration Plan will be equal to the benefits they would have received under the Company's tax-qualified deferred compensation plans if the limitations of the Code did not apply and if the definition of compensation in the defined contribution pension plan included incentive compensation.

Employment Agreements, Change in Control Arrangements

  The Company has an employment agreement, dated May 23, 1994, with Mr. Richard Gould, whereunder Mr. Gould agreed to provide the Company with defined services and not to engage in competition with the Company for a period of one year after termination. Under the terms of the agreement, as amended July 7, 1998, Mr. Gould will remain with the Company until June 30, 1999, at which time the Company will award Mr. Gould severance compensation in the amount equal to one year's base compensation plus his average annual incentive compensation plus other benefits. In addition, the Company will employ Mr. Gould as a consultant for five years, beginning July 1, 1999, at an annual fee of $50,000.

  The Company also has a consulting agreement with Mr. James L. Martineau as described in "Compensation of Directors."

  Each of the Named Executive Officers is a party to a severance agreement with the Company designed to retain the executive and provide for continuity of management in the event of an actual or threatened change in control of the Company (as defined in the agreements). The agreements provide that, in the event of a change in control, each executive would have specific rights and receive certain benefits if, within two years after the change in control, the executive is terminated without cause or the executive terminates voluntarily either for "good reason," as defined in the agreements, or during the thirteenth month following a change in control for any reason. In such circumstances, the executive will receive a severance payment equal to one and one-half times the executive's annual salary plus the executive's targeted annual bonus (as calculated under the terms of the agreements). The Company's 1987 Stock Option Plan, 1997 Omnibus Stock Incentive Plan and 1987 Partnership Plan also provide for immediate vesting or payment in the event of a change in control.

Other Certain Transactions

  In the ordinary course of business, the Company and its subsidiaries enter into transactions with other business entities of which certain of the Corporation's directors and nominees for director are executive officers, partners or shareholders. The terms of all such transactions were reported at arms' length and resulted in terms as fair to the Company and its subsidiaries as could have been obtained from third parties.

  J. Patrick Horner, a director of the Company, was President of Management Support Technology, during fiscal 1999 when it received fees totaling approximately $125,000 from the Company to conduct a one-time analysis of information technology systems of one of the Company's subsidiaries.

                         Comparative Stock Performance
                Comparison of Five-Year Cumulative Total Return
                    February 26, 1994 to February 27, 1999

  The line graph compares the cumulative total shareholder return on the common stock of the Company for the last five fiscal years with cumulative total return on the S&P Small Cap 600 Index and the peer group index described below.


                             [GRAPH APPEARS HERE]

-----------------------------------------------------------------------------------------
                  Feb '94    Feb '95     Feb '96      Feb '97     Feb '98      Feb '99
-----------------------------------------------------------------------------------------
Apogee              100       114.66   133.65916     274.42899   178.62857     120.8116
S&P Small Cap       100        95.78   125.50053     146.45912   196.02821    161.15265
Peer Group          100    104.12403   107.31633     123.90408   148.64824    114.34245
Peer Group Check    100        104.1       107.3         123.9       148.6        114.3

--------
  Assumes $100 invested at the close of trading on February 27, 1994 in Apogee Enterprises, Inc. common stock, S&P Small Cap 600 and the peer group composite listed below. Assumes reinvestment of all dividends.

  For the fiscal year ended February 27, 1999, the Company's primary business activities included the fabrication and coating of architectural and consumer glass (about 23% of net sales), the fabrication, distribution and installation of automotive replacement glass (about 40% of net sales) and the design and installation of nonresidential curtainwall and window systems (about 37% of net sales). The Company is not aware of any competitors, public or private, that are similar to it in size and scope of business activities. Most of the Company's direct competitors are either privately owned or divisions of larger, publicly owned companies. The "peer" group in the accompanying total return graph consists of all public companies with market capitalization of $500 million or less as of February 27, 1999 that are known to the Company to be engaged in some aspect of glass and/or aluminum products or services for construction and/or automotive end markets.

  The companies included in the peer group index are: Butler Manufacturing Corporation, Donnelley Corporation, Excel industries, International Aluminum Corporation, Robertson-Ceco Corporation, Southwall Technologies and Sun Distributors.

              Item 2: APPROVAL OF THE DEFERRED COMPENSATION PLAN
                          FOR NON-EMPLOYEE DIRECTORS

  On October 9, 1998, the Board of Directors, following the recommendation of the Compensation Committee, adopted the Apogee Enterprises, Inc. Deferred Compensation Plan for Non-Employee Directors (the "Plan"), subject to the approval of the Plan by the shareholders at the 1999 Annual Meeting of Shareholders. The following description is a brief summary of the Plan, a copy of which is attached hereto as Exhibit A and incorporates, in its entirety, reference to this item.

  The Plan was adopted by the Company to provide a means whereby amounts payable by the Company to its Non-Employee Directors for services as a member of the Company's Board may be deferred to some future period. It is also intended to motivate such Non-Employee Directors to continue to make contributions to the growth and profits of the Company and to increase their ownership of shares of Common Stock, and align their interest in the long-term success of the Company with that of the other shareholders. Under the plan, participants may defer a portion of their annual retainer and meeting fees into deferred stock accounts. The Company will match 10% of the elected deferral. Each participating director will receive a credit of shares of the Company's Common Stock in an amount equal to the amount deferred divided by the fair market value of one share as of the crediting date. These accounts will also be credited on each dividend payment date in an amount equal to the dividend paid on a share of Common Stock multiplied by the number of shares credited to each account. Participating directors also elect to receive the amounts credited to their accounts in the form of shares of Common Stock (plus cash in lieu of fractional shares) either in a lump sum or in installments, and either at a fixed date, age 70, or following death or retirement from the Board. This plan is an unfunded, book-entry, "phantom stock unit" plan as to which no trust or other vehicle has been established to hold any shares of Common Stock.

  If the shareholders do not approve the Plan, the Company will terminate the Plan immediately.

Recommendation of the Board of Directors

  The Board of Directors recommends a vote FOR this proposal. The affirmative vote of a majority of the shares entitled to vote and present in person or proxy at the annual meeting is necessary to approve the proposed amendment. Unless authority is withheld, the Proxy will be voted for the proposed approval of the Company's Deferred Compensation Plan for Non-Employee Directors.

          Item 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  On April 15, 1999, the Company determined not to re-engage its independent auditors, KPMG Peat Marwick LLP ("KPMG") and appointed Arthur Andersen LLP as its new independent auditors, effective immediately. This determination followed the Company's decision to seek proposals from independent accounting firms, including KPMG, with respect to the engagement of independent accountants to audit the Company's financial statements for the fiscal year ending February 26, 2000. The decision not to re-engage KPMG and to retain Arthur Andersen was approved by the Company's Board of Directors upon the recommendation of its Audit Committee.

  The reports of KPMG on the financial statements of the Company for its fiscal years ended February 27, 1999 and February 28, 1998 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period through April 15, 1999, (i) there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement ("Disagreement") in connection with its reports and (ii) there were no reportable events ("Reportable Event"), as defined in Item 304
(a)(1)(v) of Regulations S-K
of the Securities and Exchange Commission, with the exception of items related to internal control deficiencies of the Company's Asian construction operations, including inadequate project accounting and review procedures. The Company agreed with the characterization of said items as reportable events and undertook appropriate actions to remedy the internal control deficiencies.

  The Company has not, during the Company's two most recent fiscal years or the subsequent interim period through April 15, 1999, consulted with Arthur Andersen regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that Arthur Andersen concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a Disagreement with KPMG or a Reportable Event.

  The Company reported the change in accountants on Form 8-K on April 22, 1999. The Form 8-K contained a letter from KPMG, addressed to the Securities and Exchange Commission stating that it agreed with the comments in clause (i) of the second paragraph of the above statements, and was not in a position to agree or disagree with the comments in the remainder of the above statements.

  The Company is seeking the ratification by the shareholders of its appointment of Arthur Andersen to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending February 26, 2000. Ratification of the selection will require the affirmative vote of a majority of the shares of Common Stock of the Company entitled to vote and represented at the meeting in person or by proxy.

  A representative of KPMG will be present at the Annual Meeting of Shareholders with the opportunity to make a statement and to respond to questions. The Company anticipates that a representative of Arthur Andersen will also be present at the Annual Meeting of Shareholders.

               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

  Any shareholder wishing to have a proposal considered for submission at the 2000 Annual Meeting of Shareholders must submit the proposal in writing to the Secretary of the Company at the address indicated above in accordance with all applicable rules and regulations of the SEC no later than January 25, 2000.

  Under the Company's Bylaws, a shareholder proposal not included in the Company's Proxy Statement for its 2000 Annual Meeting of Shareholders is untimely and may not be presented in any manner at the 2000 Annual Meeting of Shareholders unless the shareholder wishing to make such proposal follows certain specified notice procedures set forth in the Company's Bylaws, including delivering notice of such proposal in writing to the Secretary of the Company at the address indicated on the first page of this Proxy Statement not later than February 22, 2000.

                                    GENERAL

  The 1999 Annual Report to Shareholders for the fiscal year ended February 27, 1999 is being mailed with this Proxy Statement.

  Management does not intend to present any matters at the meeting not referred to above and does not presently know of any matter that may be presented to the meeting by others. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote thereon in accordance with their best judgment.

  The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview, and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting materials to their principals and will reimburse them for their reasonable out-of-pocket expenses.

  Shareholders who wish to obtain a copy of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission, for the fiscal year ended February 27, 1999, may do so without charge by writing to the Secretary at Suite 1800, 7900 Xerxes Avenue South, Minneapolis, Minnesota 55431-1159.

                                          By Order of the Board of Directors,

                                          /s/ Martha L. Richards
                                          Martha L. Richards
                                          General Counsel and Secretary

Dated: May 10, 1999

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                                   EXHIBIT A

                           APOGEE ENTERPRISES, INC.

             DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

1.Establishment and Purpose.

  1.1. Establishment. APOGEE ENTERPRISES, INC., a Minnesota corporation, together with any and all subsidiaries, hereby establishes, effective as of January 1, 1998, a deferred compensation plan for the non-employee members of its Board which shall be known as the Deferred Compensation Plan for Non-Employee Directors (hereinafter called the "Plan").

  1.2. Purpose. The purpose of this Plan is to provide a means whereby amounts payable by the Company to its Non-Employee Directors for services as a member of the Company's Board may be deferred to some future period. It is also the purpose of this Plan to motivate such Non-Employee Directors to continue to make contributions to the growth and profits of the Company and to increase their ownership of shares of Common Stock, as hereafter defined, and thereby align their interest in the long-term success of the Company with that of the other shareholders. This will be accomplished by allowing each Participating Director to elect voluntarily to receive all or a portion of his or her retainer and fees in the form of shares of deferred Common Stock pursuant to an irrevocable election made under this Plan.

2.Definitions.

  2.1. Definitions. Whenever used hereinafter, the following terms shall have the meaning set forth below:

  (a) "Administrative Committee" means the Chief Executive Officer and Chief Financial Officer of the Company, whether or not such individuals are also members of the Board of the Company.

  (b) "Board" means the Board of Directors of the Company.

  (c) "Common Stock" means the common stock, par value $0.33 1/3 per share, of Apogee Enterprises, Inc.

  (d) "Company" means APOGEE ENTERPRISES, INC., a Minnesota corporation, together with all its subsidiaries.

  (e) "Deferral Election Form" means the irrevocable election to defer the receipt of Fees and Retainer as provided for in Section 4.3 of this Plan.

  (f) "Deferred Stock Account" means the account established pursuant to
      Section 4.2 of this Plan.

  (g) "Election Amount" means the amount of the Retainer and Fees the Participating Director elects to defer as set forth in Section 4.1 of this Plan.

  (h) "Eligible Director" means any Non-Employee Director of the Company as set forth in Section 3 of this Plan.

  (i) "Fair Market Value" means the value as set forth in Section 4.6 of this Plan.

  (j) "Fees" means the amount payable to a Director for attendance at Board or Committee meetings as set forth in Section 4.1 of this Plan.

  (k) "Incentive Amount" means 10% of the Election Amount that is designated an added benefit given to Participating Directors from the Company as set forth in Section 4.1 of this Plan.

  (l) "Maturity Date" means the date set forth in Section 6.1 of this Plan.

  (m) "Non-Employee Director" means an individual who is a member of the Board of the Company but who is not an employee of the Company or any of its subsidiaries.


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  (n) "Participant" means any individual who meets the eligibility requirement set forth in Section 3 of this Plan.

  (o) "Participating Director" has the meaning set forth in Section 4.1.

  (p) "Plan Year" means the approximately 12 month period which runs from the first meeting of the Board of the Company following the election of such Board at the annual meeting of shareholders of the Company until the next meeting of shareholders at which any members of such Board are elected by the shareholders.

  (q) "Retainer" means the amount payable to a Director for services rendered as a Director as set forth in Section 4.1 of this Plan.

  (r) "Stock Deferral Election" means the election made pursuant to Section
      4.1 of this Plan.

  2.2. Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

3.Eligibility for Participation.

  Any Non-Employee Director of the Company shall be eligible to participate in this Plan (an "Eligible Director"). In the event a Participant no longer meets the requirements for participation in this Plan, he shall become an inactive Participant, retaining all the rights described under this Plan, except the right to make any further deferrals, until the time that he again becomes an active Participant.

4.Election to Receive Stock and Stock Issuance.

  4.1. Election to Receive Stock in Lieu of Cash. On forms provided by the Company, each Eligible Director who decides to participate ("Participating Director") may irrevocably elect ("Stock Deferral Election") to defer receipt of cash, equal to 25%, 50%, 75% or 100% of the sum of the annual Retainer and any Fees. The amounts to be deferred will be in the form of a Common Stock credit to the Participating Director's Deferred Stock Account, as set forth in
Section 4.2 hereof, for the amount of the Retainer and Fees the Participating Director elects to defer (the "Election Amount") plus an amount equal to 10% of the Election Amount (the "Incentive Amount") designated as an incentive benefit given to Participating Directors from the Company. The Stock Deferral Election shall be made pursuant to Section 4.3. Any Stock Deferral Election may only be amended or revoked in accordance with the procedure set forth in
Section 4.8.

  4.2. Deferred Stock Account. Eligible Directors are customarily paid the Fees in monthly installments at the beginning of each month. The Retainer is also paid in monthly installments at the beginning of each month for the services to be rendered during that month. Shares of Common Stock having a Fair Market Value, as defined in Section 4.6, equal to the amount of the Retainer and Fees so elected for deferral plus the Incentive Amount shall be credited to such Participating Director's account (a "Deferred Stock Account"), when each monthly installment of the Retainer and Fees would otherwise be customarily paid. The Company shall not issue fractional shares; however, with respect to elections made under Section 4.1, fractional shares will be credited to the Deferred Stock Accounts (rounded to the nearest one-hundredth share). Whenever, under the terms of this Plan, a fractional share would be required to be issued, an amount in lieu thereof shall be paid in cash for such fractional share based upon the same Fair Market Value as was utilized to determine the number of Shares to be issued on the relevant issue date. In the event that a Participating Director elects to receive less than 100% of each monthly installment of the Retainer and Fees in shares of Common Stock, he shall receive the balance of the monthly installment in cash.


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  4.3. Manner of Making Deferral Election. A Participating Director may elect to defer payment of the Retainer and payment of Fees pursuant to this Plan by filing, at any time prior to the beginning of a Plan Year (or by such other date as the Administrative Committee shall determine), an irrevocable election with the Administrator on a form provided for that purpose ("Deferral Election Form"), except that:

  (a) for the Plan Year which began June 23, 1998 an election may be filed at any time on or prior to December 31, 1998, to be effective for Retainer and Fees to be earned and paid after the date of such election, and

  (b) any person who is first elected to the Board of the Company after the beginning of a Plan Year may make an election pursuant to this Section
      4.1 at any time prior to attendance at his first meeting of the Board or any committee thereof and shall be effective as of the date the Participant was elected.

  The Deferral Election Form shall specify an amount to be deferred expressed as a percentage of the Participating Director's Retainer and Fees. In all circumstances, the first credit to a Participant's Deferred Stock Account will only include the Retainer and Fees for services performed after the effective date.

  4.4. Credits to Deferred Stock Account for Elective Deferrals. On the first day of each calendar month, a Participating Director shall receive a credit to his or her Deferred Stock Account. The amount of the credit shall be the number of shares of Common Stock (rounded to the nearest one-hundredth of a share) determined by dividing an amount equal to the Participating Director's Retainer payable and Fees payable on such date and specified for deferral pursuant to Section 4.1 plus the Incentive Amount, by the Fair Market Value of a share of Common Stock on such date.

  4.5. Dividend Credit. Each time a dividend is paid on the Common Stock, the Participating Director shall receive a credit to his or her Deferred Stock Account equal to that number of shares of Common Stock (rounded to the nearest one-hundredth of a share) having a Fair Market Value on the dividend payment date equal to the amount of the dividend payable on the number of shares credited to the Participating Director's Deferred Stock Account on the dividend record date.

  4.6. Fair Market Value. For purposes of converting dollar amounts into shares of Common Stock, the Fair Market Value of each share of Common Stock shall be equal to the closing price of one share of the Common Stock on the NASDAQ National Market (or other exchange on which the shares of Common Stock are then listed and primarily traded) on the last business day preceding the date on which such shares are to be credited to a Participating Director's Deferred Stock Account.

  4.7. Change in Election. Each Participating Director may irrevocably elect in writing to change an earlier Stock Deferral Election, either to change the percentage of that Participating Director's Retainer and Fees to be credited, respectively, in shares of Common Stock or to receive the entire Retainer or Fees in cash. Such amended Stock Deferral Election shall become effective on the first business day of the month following receipt by the Company thereof.

  4.8. Termination of Service as a Director. If a Participating Director leaves the Board before the conclusion of any month, he or she will be paid the monthly installment of the Retainer and Fees entirely in cash, notwithstanding that a Stock Deferral Election made by such Participating Director is on file with the Company. The date of termination of a Participating Director's service as a Director of the Company will be deemed to be the date of termination recorded on the personnel or other records of the Company.

5.Shares Available for Issuance.

  5.1. Maximum Number of Shares Available. The maximum number of shares of Common Stock that will be available for issuance under this Plan will be 200,000 shares, subject to any adjustments made in accordance with the provisions of Section 5.2. The shares of Common Stock available for issuance under this Plan shall be authorized but unissued shares.


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  5.2. Adjustments to Shares. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend, an appropriate adjustment will be made in the number and/or kind of securities available for issuance under this Plan to prevent either the dilution or the enlargement of the rights of the Eligible and Participating Directors.

6.Deferral Payment.

  6.1. Maturity of Deferred Stock Account. A Participant's account shall become payable to (or with respect to) a Participant upon the earliest of, or upon the occurrence of, one of the following events (the "Maturity Date"), as elected by the Participant in connection with the Deferral Election Form:

  (a) The Participant's membership on the Board of the Company terminates under any circumstances,

  (b) A date selected by the Participant,

  (c) The Participant reaches seventy (70) years of age, or

  (d) The Participant's death.

  6.2. Form of Deferral Payment. At the time of making the Stock Deferral Election, each Participating Director shall also complete a deferral payment election specifying one of the payment options described in Sections 6.3 and 6.4, and an election pursuant to Section 6.1 for the Maturity Date. The deferral payment election shall be irrevocable as to all amounts credited to the Participating Director's Deferred Stock Account. The Participating Director may change the deferral payment election by means of a subsequent deferral payment election in writing that will take effect for deferrals credited after the date the Company receives such subsequent deferral payment election.

  6.3. Payment of Deferred Stock Accounts in a Lump Sum. Unless a Participating Director elects to receive payment of his or her Deferred Stock Account in installments as described in Section 6.4, credits to a Participating Director's Deferred Stock Account shall be payable in full on the first business day of the calendar year following the Maturity Date. If the provisions of Section 7 become applicable and a Participating Director's designated beneficiary or beneficiaries are entitled to receive payment, such distributions shall, in all cases be made in a lump sum in accordance with this Section and not Section 6.4 of this Plan. All payments shall be made in shares of Common Stock plus cash in lieu of any fractional share. Notwithstanding the foregoing, in the event of a Change of Control (as defined in Section 12), credits to a Participating Director's Deferred Stock Account immediately prior to the effective time of the transaction constituting the Change of Control shall be paid in full to the Participating Director or the Participating Director's beneficiary or estate, as the case may be, either in whole shares of Common Stock (together with cash in lieu of a fractional share) or, if the holders of Common Stock generally are to receive other consideration in such Change of Control transaction, in the consideration per share of Common Stock to be received by such holders of Common Stock, in either case, on the business day immediately after the effective date of the transaction.

  6.4. Payment of Deferred Stock Accounts in Installments. A Participating Director may elect to have his or her Deferred Stock Account paid in annual installments following the Maturity Date. All payments shall be made in shares of Common Stock plus cash in lieu of any fractional share. All installment payments shall be made annually beginning on the first business day of the calendar year following the Maturity Date. The amount of each installment payment shall be computed as the number of shares credited to the Participating Director's Deferred Stock Account on the relevant installment payment date, multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of installments elected (not to exceed ten) minus the number of installments previously paid. Amounts paid prior to the final installment payment shall be rounded to the nearest whole number of shares; the final installment payment shall be for the whole number of shares then credited to the Participating Director's Deferred Stock Account, together with cash in lieu of any fractional shares. Notwithstanding the foregoing, in the event of a Change of Control (as defined in Section 12), credits to

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a Participating Director's Deferred Stock Account immediately prior to the effective time of the transaction constituting the Change of Control shall be paid in full to the Participating Director or the Participating Director's beneficiary or estate, as the case may be, either in whole shares of Common Stock (together with cash in lieu of a fractional share) or, if the holders of Common Stock generally are to receive other consideration in such Change of Control transaction, in the consideration per share of Common Stock to be received by such holders of Common Stock, in either case, on the business day immediately after the effective date of the transaction.

7.Beneficiary.

  A Participant may designate a beneficiary or beneficiaries who, upon his death, are to receive the distributions that otherwise would have been paid to him. Such distributions shall be paid in a lump sum to the beneficiary or beneficiaries in accordance with Section 6.3 of the Plan. All designations shall be in writing and shall be effective only if and when delivered to the Company during the lifetime of the Participant. Unless otherwise indicated by the Participant, no amounts shall be paid to a beneficiary who dies before the Participant.

  A Participant may from time to time during his lifetime change his beneficiary or beneficiaries by a written instrument delivered to the Company. In the event a Participant shall not designate a beneficiary or beneficiaries pursuant to this Section, or if for any reason such designation shall be ineffective, in whole or in part, the distribution that otherwise would have been paid to such Participant shall be paid to his estate and in such event, the term "beneficiary" shall include his estate.

8.Nontransferability.

  In no event shall the Company make any payment under this Plan to any assignee or creditor of a Participant or of a beneficiary. Prior to the time of payment hereunder, a Participant or beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan nor shall such rights be assigned or transferred by operation of the law.

9.Limitation on Rights of Eligible and Participating Directors.

  9.1. Service as a Director. Nothing in this Plan will interfere with or limit in any way the right of the Company's Board or its shareholders to remove an Eligible or Participating Director from such Board. Neither this Plan nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that the Company's Board or its shareholders have retained or will retain an Eligible or Participating Director for any period of time or at any particular rate of compensation.

  9.2. Nonexclusivity of the Plan. Nothing contained in this Plan is intended to effect, modify or rescind any of the Company's existing compensation plans or programs or to create any limitations on the Board's power or authority to modify or adopt compensation arrangements as the Board may from time to time deem necessary or desirable.

  10. Plan Amendment, Modification and Termination. The Board may suspend or terminate this Plan at any time. The Board may amend this Plan from time to time in such respects as the Board may deem advisable in order that this Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company's best interests; provided, however, that no amendments to this Plan will be effective without approval of the Company's shareholders, if shareholder approval of the amendment is then required pursuant to Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules of the NASDAQ National Market (or other exchange on which the shares of Common Stock are then listed and primarily traded). In addition, this Plan may not be amended more than once every six months other than to conform it with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

  11. Participants Are General Creditors of the Company. The Participating Directors and beneficiaries thereof shall be general, unsecured creditors of the Company with respect to any payments to be made pursuant to this Plan and shall not have any preferred interest by way of trust, escrow, lien or otherwise in

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any specific assets of the Company. If the Company shall, in fact, elect to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), whether in a grantor's trust or otherwise, the same shall, nevertheless, be regarded as a part of the general assets of the Company subject to the claims of its general creditors, and neither any Participating Director nor any beneficiary thereof shall have a legal, beneficial or security interest therein.

12.Change of Control.

  12.1 Change of Control. A "Change in Control" shall mean:

  (a) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or successor provision thereto, whether or not the Company is then subject to such reporting requirement including, without limitation, any of the following events:

    (i) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or

    (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;

  (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities;

  (c) the Continuing Directors (as defined in Section 12.2 hereof) cease to constitute a majority of the Company's Board; or

  (d) the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company.

  12.2 Continuing Director. "Continuing Director" shall mean any person who is a member of the Board of the Company, who is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (a) was a member of the Board on the date, as of which this Plan first became effective or (b) subsequently becomes a member of the Board, if such person's initial nomination for election or initial election to the Board is recommended or approved by a majority of the Continuing Directors. For purposes of this Section 12.2: "Acquiring Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the Beneficial Owner of 10% or more of the shares of Common Stock of the Company then outstanding, but shall not include the Company, any subsidiary of the Company or any Executive benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

13.Miscellaneous.

  13.1. Securities Law and Other Restrictions. Notwithstanding any other provision of this Plan or any Stock Deferral Election or Amended Election delivered pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan and a Participating Director may not sell, assign, transfer

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or otherwise dispose of shares of Common Stock issued pursuant to this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Administrator, in his or her sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company, in order to comply with such securities law or other restriction.

  13.2. Governing Law. The validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.


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                            APOGEE ENTERPRISES, INC.

           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints RUSSELL HUFFER, ROBERT G. BARBIERI and MARTHA L. RICHARDS as Proxies, each with the power to appoint his or her substitute, and hereby authorizes any one of them to represent and to vote, as designated below, all the shares of Common Stock of Apogee Enterprises, Inc. held of record by the undersigned on April 27, 1999, at the Annual Meeting of Shareholders to be held on June 22, 1999, or any adjournment thereof.

1. ELECTION OF DIRECTORS:  * FOR all nominees        * WITHHOLD AUTHORITY
                             listed below (except      to vote for all nominees
                             as marked to the          listed below
                             contrary below)

   INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through nominee's name in the list below:

               BARBARA B. GROGAN                J. PATRICK HORNER
               STEPHEN C. MITCHELL

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2. PROPOSAL TO APPROVE THE DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE
   DIRECTORS.

             * FOR              * AGAINST              * ABSTAIN

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3. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT
   AUDITORS OF THE COMPANY.

             * FOR              * AGAINST              * ABSTAIN

--------------------------------------------------------------------------------

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting.

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. Please sign exactly as your name appears below. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   Dated:______________________________ , 1999


______________________________________________
                   Signature

______________________________________________
           Signature if held jointly

______________________________________________
             Title (If applicable)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.